UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 10, 2017

(Date of earliest event reported)

Golden Queen Mining Co. Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-21777

_____________________________________

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

#2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2

(Address of principal executive offices, including zip code)

(778) 373-1557

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 10, 2017, Golden Queen Mining Co. Ltd. (the “Company”) entered into a Standby Guarantee Agreement with Landon T. Clay 2009 Irrevocable Trust Dated March 6, 2009 and The Masters 1, LLC (together, the “Standby Purchasers”), pursuant to which the Standby Purchasers have agreed, subject to certain terms and conditions, to purchase at the subscription price for the Company’s proposed offering of rights, that number of common shares equal to (x) the total number of common shares offered pursuant to the rights offering minus (y) the number of common shares subscribed for pursuant to the basic subscription privilege and the additional subscription privilege in the proposed rights offering (the “Standby Shares”).

The Standby Purchasers will be entitled to a fee (the “Standby Purchaser Fee”) equal to 3% of the aggregate gross proceeds for the maximum number of common shares that would be issued upon exercise of the rights pursuant to the proposed rights offering less that number of rights which are issued in respect of common shares: (a) owned by the Standby Purchasers; and (b) directly or indirectly owned or over which investment control is exercised by Thomas M. Clay or Jonathan C. Clay (the shareholders thereof being collectively referred to as the “Excluded Shareholders”). Based on the number of common shares outstanding on November 10, 2017, the Standby Purchaser Fee is estimated to equal approximately US$525,000.

The obligation of the Standby Purchasers to purchase the Standby Shares at the Company’s request is subject to satisfaction of the following conditions, among others: (i) there shall not be any claims, litigation, investigations or proceedings including appeals and applications for review, in progress, pending, commenced or threatened by any person, in respect of the rights offering, that is reasonably likely to result in a material adverse change (as defined in the Standby Guarantee Agreement); (ii) the Company shall have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant regulatory authorities and other governmental and regulatory bodies required in connection with the rights offering and the purchase of the Standby Shares by the Standby Purchasers; (iii) the TSX shall have conditionally accepted the issuance of the rights, the common shares issuable upon the exercise of the rights, the Standby Shares and the Standby Purchaser Fee subject to the receipt of customary final documentation; (iv) since November 10, 2017, there shall not have been any material change in the business, affairs, operations, assets, liabilities or capital of the Company other than as disclosed in the Canadian prospectus regarding the rights or any amendment to such prospectus; and (vi) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the common shares or any other securities of the Company shall have been issued by any securities commission that is continuing in effect, and no proceeding for that purpose shall have been instituted or be pending.

Under the terms of the Standby Guarantee Agreement, the Company has the right to terminate the rights offering at any time if the Company determines in its sole discretion to terminate the rights offering prior to the issuance of any rights.

The Standby Purchasers currently, including the trustee of the Landon T. Clay 2009 Irrevocable Trust Dated March 6, 2009, affiliates of the trustee, and affiliates of the holders of The Masters 1, LLC have control and direction over an aggregate 30,926,536 shares.

The above is a summary of the material terms and conditions of the Standby Guarantee Agreement and is qualified in its entirety by the Standby Guaranty Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 3.02 Sale of Unregistered Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The Standy Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and are being offered and, if and when sold, will be sold pursuant to an exemption from the registration requirements of the U.S. Securities Act pursuant Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, pursuant to the representations of the Standby Purchasers made in the Standy Guaranty Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Standby Guaranty Agreement dated November 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.

Date: November 16, 2017	By:	/s/ Brenda Dayton
Brenda Dayton Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Standby Guaranty Agreement dated November 10, 2017